EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Attunity Ltd 2012 Stock Incentive Plan, of our report dated March 29, 2013, with respect to the consolidated financial statements of Attunity Ltd and its subsidiaries, included in its Annual Report on Form 20-F for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Tel-Aviv, Israel February 6, 2014	/s/ Kost, Forer, Gabbay & Kassierer Kost, Forer, Gabbay & Kassierer A Member of Ernst & Young Global